UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018

CARVANA CO.

(Exact name of registrant as specified in its charter)

Delaware	001-38073	81-4549921
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1930 W. Rio Salado Parkway

Tempe, Arizona 85281

(Address of principal executive offices)

Registrant’s telephone number, including area code: (480) 719-8809

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

In connection with the notes offering describe below, Carvana Co.’s (the “Company”) management will be making roadshow presentations to potential investors. Certain slides that will be used in making the presentations are attached hereto as Exhibit 99.1.

The financial information in Exhibit 99.1 includes certain “non-GAAP financial measures,” including Market Contribution and EBITDA, that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP are included in Exhibit 99.1.

The Company defines Market Contribution as market gross profit less market advertising and last-mile payroll, transaction, logistics, and occupancy expenses. The Company defines EBITDA as net loss before interest expense, income tax expense and depreciation and amortization expense.

Market Contribution and EBITDA have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for analysis of, the financial information of the Company under GAAP. Because of these limitations, none of Market Contribution, EBITDA or any related ratio using such measures should be considered as a measure of discretionary cash available to invest in business growth or reduce indebtedness.

The information “furnished” pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On September 10, 2018, the Company issued a press release announcing that it is seeking to issue an aggregate of up to $300.0 million in a private offering of senior unsecured notes (the “Notes”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Company’s existing domestic subsidiaries. A copy of the press release relating to the Notes offering is furnished as Exhibit 99.2 hereto.

The Company intends to contribute its net proceeds from the sale of the Notes to its wholly owned subsidiary, Carvana Co. Sub LLC, that will in turn use such net proceeds to purchase newly-issued preferred units of Carvana Group, LLC at a price per unit based on the offering price of the Notes before deducting issuance costs. In turn, Carvana Group, LLC intends to use the net proceeds for general corporate purposes, including funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities, including to expand our current business through acquisitions of, or investments in, other businesses, products or technologies.

The Notes will be offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside of the United States pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws. The information contained in this Current Report on Form 8-K, including the exhibits hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the Notes or any other securities of the Company.

Cautionary Information Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws. Statements relating to, among other things, the offering of the Notes, potential changes in market conditions, and the use of any proceeds constitute forward-looking statements. For a description of factors that may cause the Company’s actual results, performance or expectations to differ from any forward-looking statements, please review the information under the heading “Risk Factors” included in Item 1A of the Company’s 2017 Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2018, and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Certain slides from the roadshow presentation prepared in connection with the Notes offering.

99.2	Press Release, dated September 10, 2018, relating to the Notes offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2018

CARVANA CO.

By:	/s/ Paul Breaux
Name:	Paul Breaux
Title:	Vice President and Secretary